EXHIBIT 5.1

                  [KUMMER KAEMPFER BONNER & RENSHAW LETTERHEAD]

February 7, 2005

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

RE:      CHINA DIGITAL WIRELESS, INC.
         REGISTRATION STATEMENT ON FORM SB-2 (FILE NO. 333-120431)

Ladies and Gentlemen:

We have acted as special Nevada counsel for China Digital Wireless, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") covering the offer and sale of 2,737,381 shares (the "Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), to be sold by the selling stockholders identified in the Registration Statement.

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed that a sufficient number of shares of common stock are authorized and available for issuance of the Shares. With respect to matters of fact relevant to our opinion, we have relied upon representations made by the Company in documents examined by us and representations of the Company's officers. The foregoing opinion is limited to the Nevada Revised Statutes of the State of Nevada.

Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that, under the laws of the State of Nevada and under the Company's articles of incorporation and the Company's bylaws, the Company had the full power and authority to issue the Shares and that such Shares are validly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of the foregoing opinion as an exhibit to the Registration Statement, as filed with the Commission under the Securities Act of 1933, as amended (the "Act"), and to the use of our firm name under the caption "Legal Matters" in such registration statement. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while this Registration Statement is in effect.

Very truly yours,

/s/ KUMMER KAEMPFER BONNER & RENSHAW